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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  June 7, 1996
                Date of Report (Date of earliest event reported)

                                 CKS GROUP, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                  0-27090                              77-0385435
  (State or other jurisdiction of               (Commission File Number)          (I.R.S. Employer Identification No.)
           incorporation)

                               10441 Bandley Drive
                           Cupertino, California 95014
                    (Address of principal executive offices)

                                 (408) 366-5100
              (Registrant's telephone number, including area code)




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ITEM 5.           OTHER EVENTS

                  On June 7, 1996, CKS Group, Inc., a Delaware corporation (the "Registrant" or "CKS") agreed to acquire Schell/Mullaney, Inc., a New York corporation ("SMI"), by means of a merger (the "Merger") of SMI Acquisition Corp., a New York corporation and wholly owned subsidiary of the Registrant ("Sub"), with and into SMI pursuant to an Agreement and Plan of Reorganization, dated as of June 7, 1996 (the "Reorganization Agreement"), by and among the Registrant, Sub, SMI and the shareholders of SMI. The Merger is expected to be effected in July 1996 (the "Effective Time").

                  Under the terms of the Agreement, at the Effective Time, each share of Common Stock of SMI ("SMI Common Stock") that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $5,000,000 in Common Stock of the Registrant at the Effective Date (the "Initial Payment Shares"), and up to an additional $9,000,000 in Common Stock of the Registrant in 1998 and 1999 upon attainment of certain financial performance goals by SMI. The number of shares of Registrant's Common Stock to be issued to holders of SMI Common Stock will be determined based on the average closing price of Registrant's Common Stock during the forty-day period ending two days prior to the issuance dates of such shares.

                  In connection with the Merger, 10% of the Initial Payment Shares ( the "Escrow Amount") will be placed into escrow, to be held as security for any losses incurred by Registrant in the event of certain breaches by SMI and the shareholders of SMI of covenants, representations and warranties contained in the Reorganization Agreement. The Escrow Amount was contributed on behalf of each holder of SMI Capital Stock in proportion to the aggregate consideration otherwise received by such holder by virtue of the Merger.

                  The acquisition of SMI is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a purchase for financial accounting purposes.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits in accordance with Item 601 of Regulation S-K:

         Exhibits.

                  2.1 Agreement and Plan of Reorganization, dated as of June 7, 1996, by and among CKS Group, Inc., a Delaware corporation, Schell/Mullaney, Inc., a New York corporation, SMI Acquisition Corp., a New York corporation, Michael Schell and Brian Mullaney. (Confidential treatment requested with respect to a portion of this exhibit).




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CKS GROUP, INC.

Dated:   June 18, 1996                 By: /s/ CARLTON H. BAAB
                                       -----------------------
                                       Carlton H. Baab

                                       Executive Vice President, Chief Financial
                                       Officer and Secretary




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                                INDEX TO EXHIBITS

                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBE                        DESCRIPTION                                PAGE

2.1 Agreement and Plan of Reorganization, dated as of June 7, 1996, by and among CKS Group, Inc., a Delaware corporation, Schell/Mullaney, Inc., a New York corporation, SMI Acquisition Corp., a New York corporation, Michael Schell and Brian Mullaney (Confidential treatement requested with respect to a portion of this exhibit).